Exhibit A

JOINT FILING AGREEMENT

Pursuant to and in accordance with the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (the “Exchange Act”) the undersigned hereby agree to the joint filing on behalf of each of them of any filing required by such party under Section 13 of the Exchange Act or any rule or regulation thereunder (including any amendment, restatement, supplement, and/or exhibit thereto) with respect to securities of Pandora Media, Inc., a Delaware corporation, and further agree to the filing, furnishing, and/or incorporation by reference of this Agreement as an exhibit thereto. Each of them is responsible for the timely filing of such filings and any amendments thereto, and for the completeness and accuracy of the information concerning such person contained therein; but none of them is responsible for the completeness or accuracy of the information concerning the other persons making the filing, unless such person knows or has reason to believe that such information is inaccurate. This Agreement shall remain in full force and effect until revoked by any party hereto in a signed writing provided to each other party hereto, and then only with respect to such revoking party. This Agreement may be executed in any number of counterparts all of which taken together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the undersigned hereby execute this Joint Filing Agreement as of the 2nd day of October, 2017

Sirius XM Radio Inc.

By:	/s/ Patrick L. Donnelly
Patrick L. Donnelly
Executive Vice President, General Counsel
and Secretary

Sirius XM Holdings Inc.

By:	/s/ Patrick L. Donnelly
Patrick L. Donnelly
Executive Vice President, General Counsel
and Secretary

Liberty Media Corporation

By:	/s/ Craig Troyer
Name:	Craig Troyer
Title:	Senior Vice President

[Joint Filing Agreement - Pandora Media, Inc.]

SCHEDULE I

INFORMATION RELATING TO THE DIRECTORS AND EXECUTIVE OFFICERS

OF THE REPORTING PERSONS

SIRIUS XM RADIO INC.

The name and principal occupation of each director and executive officer of Sirius XM Radio Inc. are set forth below. Unless otherwise noted, the business address for each person listed below is c/o Sirius XM Radio Inc., 1290 Avenue of the Americas, New York, New York 10104. All executive officers and directors listed are United States citizens.

Name	Present Principal Occupation or Employment and Address
DIRECTORS

Patrick L. Donnelly	Director of Sirius XM Radio Inc.
David J. Frear	Director of Sirius XM Radio Inc.
James E. Meyer	Director of Sirius XM Radio Inc.

EXECUTIVE OFFICERS

James E. Meyer	Chief Executive Officer
Scott A. Greenstein	President and Chief Content Officer
David J. Frear	Senior Executive Vice President and Chief Financial Officer
Dara F. Altman	Executive Vice President and Chief Administrative Officer
James A. Cady	Executive Vice President, Operations, Product and Connected Vehicle
Stephen R. Cook	Executive Vice President, Sales and Automotive
Patrick L. Donnelly	Executive Vice President, General Counsel and Secretary
Joseph A. Verbrugge	Executive Vice President, Emerging Business
Jennifer C. Witz	Executive Vice President, Chief Marketing Officer

INFORMATION RELATING TO THE DIRECTORS AND EXECUTIVE OFFICERS

OF THE REPORTING PERSONS

SIRIUS XM HOLDINGS INC.

The name and principal occupation of each director and executive officer of Sirius XM Holdings Inc. are set forth below. Unless otherwise noted, the business address for each person listed below is c/o Sirius XM Holdings Inc., 1290 Avenue of the Americas, New York, New York 10104. All executive officers and directors listed are United States citizens.

Name	Present Principal Occupation or Employment and Address
DIRECTORS

Joan L. Amble	Director of Sirius XM Holdings Inc.
Mark D. Carleton	Director of Sirius XM Holdings Inc.
James P. Holden	Director of Sirius XM Holdings Inc.
Evan D. Malone	Director of Sirius XM Holdings Inc.
James F. Mooney	Director of Sirius XM Holdings Inc.
Vanessa A. Wittman	Director of Sirius XM Holdings Inc.
George W. Bodenheimer	Director of Sirius XM Holdings Inc.
Eddy W. Hartenstein	Director of Sirius XM Holdings Inc.
Gregory B. Maffei	Chairman of the Board and director of Sirius XM Holdings Inc.
James E. Meyer	Director of Sirius XM Holdings Inc.
Carl E. Vogel	Director of Sirius XM Holdings Inc.
David M. Zaslav	Director of Sirius XM Holdings Inc.

EXECUTIVE OFFICERS

James E. Meyer	Chief Executive Officer
Scott A. Greenstein	President and Chief Content Officer
David J. Frear	Senior Executive Vice President and Chief Financial Officer
Dara F. Altman	Executive Vice President and Chief Administrative Officer
James A. Cady	Executive Vice President, Operations, Product and Connected Vehicle
Stephen R. Cook	Executive Vice President, Sales and Automotive
Patrick L. Donnelly	Executive Vice President, General Counsel and Secretary
Joseph A. Verbrugge	Executive Vice President, Emerging Business
Jennifer C. Witz	Executive Vice President, Chief Marketing Officer

INFORMATION RELATING TO THE DIRECTORS AND EXECUTIVE OFFICERS

OF THE REPORTING PERSONS

LIBERTY MEDIA CORPORATION

The name and present principal occupation of each director and executive officer of Liberty Media Corporation are set forth below. Unless otherwise noted, the business address for each person listed below is c/o Liberty Media Corporation, 12300 Liberty Boulevard, Englewood, Colorado 80112. All executive officers and directors listed are United States citizens, except for M. Ian G. Gilchrist, who is a citizen of the United States and Canada.

Name	Present Principal Occupation or Employment and Address
DIRECTORS

John C. Malone	Chairman of the Board and Director of Liberty
Gregory B. Maffei	President and Chief Executive Officer of Liberty; Director of Liberty
Robert R. Bennett	Director of Liberty
Brian M. Deevy	Director of Liberty
M. Ian G. Gilchrist	Director of Liberty
Evan D. Malone	Director of Liberty
David E. Rapley	Director of Liberty
Larry E. Romrell	Director of Liberty
Andrea L. Wong	Director of Liberty

EXECUTIVE OFFICERS

Richard N. Baer	Chief Legal Officer of Liberty
Mark D. Carleton	Chief Financial Officer of Liberty
Albert E. Rosenthaler	Chief Corporate Development Officer of Liberty